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                                                                    Exhibit 23.7

                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated February 14, 2002, (except for Notes 9c and 10 which are as of July 1, 2002) relating to the consolidated financial statements of Aeries Healthcare Corporation (d/b/a Riveredge Hospital), which is contained in that Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

                                                            BDO SEIDMAN, LLP
Chicago, Illinois
July 10, 2002